Exhibit 99.1

Company Contacts:
Myles S. Odaniell	Randy C. Martin
President and Chief Executive Officer	Executive VP and Chief Financial Officer
(314) 721-4242	(314) 721-4242
For Immediate Release Thursday, July 23, 2009
SPARTECH AMENDS FINANCING ARRANGEMENTS
TO SUPPORT FURTHER IMPROVEMENT INITIATIVES

ST. LOUIS, July 23, 2009 — Spartech Corporation (NYSE:SEH), a leading producer of plastic sheet, compounds, and packaging products, announced today that it amended its bank credit facility and senior notes to provide additional flexibility to continue executing its improvement initiatives. The amendments allow for additional restructuring activities and eliminate restrictions on the sale of assets that will facilitate divestitures of its non-core businesses.
Spartech’s Executive Vice President and Chief Financial Officer Randy Martin stated, “These minor amendments are a natural progression of our efforts to execute our strategy and allow us to continue to effect structural improvements in our business and operating portfolio. We are pleased that our financial partners agreed to reduce some of the restrictions included in our financing arrangements and we want to thank them for their continued support of our progress on our strategic initiatives.”
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Spartech Corporation is a leading producer of engineered thermoplastic sheet materials, thermoformed packaging, polymeric compounds and concentrates, and engineered product solutions. The Company has facilities located throughout the United States, Canada, Mexico, and Europe.
Safe Harbor For Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors which have impacted and could impact our operations and results include, but are not limited to: further adverse economic or industry conditions; material adverse changes in the markets we serve; restrictions imposed on us by instruments governing our indebtedness, the possible inability to comply with requirements of those instruments, and inability to access capital markets; and our inability to achieve the level of cost savings, productivity improvements, gross margin enhancements, growth or other benefits anticipated from our planned improvement initiatives.